UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 7, 2006

(Date of Earliest Event Reported)

VALENTIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction	0-22987	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

863A Mitten Road
Burlingame, California 94010

(Address of Principal Executive Offices)

(650) 697-1900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.   Costs Associated with Exit or Disposal Activities.

On August 7, 2006, the Board of Directors of Valentis, Inc., a Delaware corporation (the “Company”) approved a plan to reduce its staff by eliminating approximately 60 percent of its employees, effective August 18, 2006. The action is being taken as part of the Company’s ongoing review of its strategic opportunities, which include the sale or merger of the business, the sale of certain assets or other actions.

The Company estimates that the total charges for the reduction in staff are estimated to be between approximately $100,000 and $350,000 primarily related to severance benefits, which will be recorded in, and result in cash expenditures in Valentis’ fiscal first quarter of 2007.

ITEM 8.01.   Other Events.

On August 7, 2006, the Company issued a press release announcing certain corporate updates.  The foregoing description is qualified in its entirety by reference to the Company’s press release dated August 7, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Text of Press Release, dated August 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 9, 2006

VALENTIS, INC.

By	/s/ Joseph A. Markey
Joseph A. Markey
Vice President of Finance and Administration
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of Press Release, dated August 7, 2006.